EXHIBIT 99.1

Artelo Biosciences Appoints Finance and Healthcare Industry Executive
Tamara A. Seymour to Board of Directors

LA JOLLA, Calif., March 9, 2021 -- Artelo Biosciences, Inc. (NASDAQ: ARTL), a clinical stage biopharmaceutical company focused on the development of therapeutics that target lipid-signaling pathways, including the endocannabinoid system, today announced the appointment of Tamara A. Seymour, CPA, to the Company’s board of directors.

“We are pleased to welcome Tamara to Artelo’s board of directors,” said Connie Matsui, Board Chair. “Tamara brings with her an impressive track record in corporate finance and capital markets, as well as extensive experience guiding biopharmaceutical and diagnostic companies from clinical stage to commercialization. We believe her advice and insight will be instrumental to the Company’s development and growth.”

Ms. Seymour is a corporate finance veteran with three decades of experience in the biotech and life sciences industries. She has served as Chief Financial Officer in both public and venture-backed private companies at all stages of development. Ms. Seymour’s experience includes leading finance, investor relations, managed care and reimbursement, human resources, administration and information technology. She has raised over $250 million in multiple private and public equity and debt financings, including spearheading an IPO.

“Now is an exciting time to be joining Artelo as it considers multiple strategies to advance and accelerate its non-clinical and clinical stage programs,” added Ms. Seymour. “I look forward to working with the very capable team to realize even more of Artelo’s potential.”

In addition to her experience as an officer in public companies, Ms. Seymour was also a member of the Board of Directors and Chair of the Audit Committee of Beacon Discovery, Inc., a drug discovery company in San Diego, California that was recently acquired by Eurofins Scientific. Ms. Seymour is a certified public accountant (inactive). She received an MBA, with an emphasis in finance, from Georgia State University and earned her BBA, with an emphasis in accounting, from Valdosta State University.

About Artelo Biosciences

Artelo Biosciences, Inc. is a San Diego-based biopharmaceutical company dedicated to the development and commercialization of proprietary therapeutics targeting lipid signaling pathways including the endocannabinoid system. Artelo is rapidly advancing a portfolio of broadly applicable product candidates designed to address significant unmet needs in multiple diseases and conditions, including anorexia, cancer, PTSD, pain, and inflammation. Led by proven biopharmaceutical executives collaborating with highly respected researchers and technology experts, the company applies leading edge scientific, regulatory, and commercial discipline to develop high-impact therapies. More information is available at www.artelobio.com and Twitter: @ArteloBio.

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Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission, including our ability to raise additional capital in the future. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Investor Relations Contact: Crescendo Communications, LLC
Tel: 212-671-1020
Email: ARTL@crescendo-ir.com

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